UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement Securities Purchase Agreement

On April 25, 2025, SeaStar Medical Holding Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to which Lincoln Park committed to purchase up to $15.0 million in shares of our common stock, $0.0001 par value per share.

Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $15.0 million in shares of our common stock. Such sales of our common stock, if any, will be subject to certain limitations, and may occur from time to time, at our sole discretion, over the 36-month period commencing on the date that a registration statement covering the resale by Lincoln Park of shares that have been and may be issued under the Purchase Agreement is declared effective by the Securities and Exchange Commission (the “SEC”) and a final prospectus in connection therewith is filed and the other conditions in the Purchase Agreement are satisfied (the date on which all such conditions are satisfied, the “Commencement Date”).

After the Commencement Date, on any business day, we may direct Lincoln Park to purchase up to 40,000 shares of our common stock (each, a “Regular Purchase”); provided that the share amount under a Regular Purchase may be increased to up to 50,000 shares, up to 60,000 shares or up to 75,000 shares if the closing sale price of our common stock is not below $1.00, $1.75 or $2.50, respectively, on the business day on which we initiate the Regular Purchase. However, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $500,000. Each Regular Purchase is subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement. The purchase price per share for each Regular Purchase will be 97% of the lower of (i) the lowest sale price of our common stock on the business day on which we initiate the Regular Purchase and (ii) the average of the three lowest closing sale prices of our common stock during the 10-business day period immediately preceding the business day on which we initiate the Regular Purchase. In addition to Regular Purchases, we may also direct Lincoln Park to purchase other amounts of common stock as accelerated purchases and as additional accelerated purchases, subject to limits specified in the Purchase Agreement, at a purchase price per share calculated as specified in the Purchase Agreement.

Sales of shares of our common stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of our common stock and our determination as to the appropriate sources of funding for our operations. We expect that any proceeds we receive from such sales will be used for working capital and general corporate purposes.

In addition, under applicable Nasdaq rules, we may not issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $1.25 per share (which represents the lower of (A) the official closing price of our common stock on Nasdaq immediately preceding the signing of the Purchase Agreement and (B) the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement). In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

Lincoln Park has no right to require us to sell any shares of our common stock to Lincoln Park, but Lincoln Park is obligated to make purchases as we direct, subject to the conditions and limitations in the Purchase Agreement including beneficial ownership limitations.

In connection with entering into the Purchase Agreement, on April 25, 2025, we issued 236,406 shares of our common stock to Lincoln Park in consideration for its commitment to purchase shares under the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions, covenants, Suspension Events (as defined in the Purchase Agreement) and indemnification obligations of the parties. We agreed not to effect any issuance of, or enter into any agreement to effect any issuance of, shares of common stock or common stock equivalents involving a “variable rate transaction,” as such term is defined the Purchase Agreement, subject to limited exceptions, including our ability to issue and sell our common stock pursuant to our previously announced “at-the-market offering,” through the 36-month anniversary of the Purchase Agreement. Lincoln

Park agreed not to cause or engage in any manner whatsoever, any direct or indirect, short selling of or hedging with respect to our common stock during the term of the Purchase Agreement. We may terminate the Purchase Agreement at any time after the Commencement Date, at no cost or penalty.

This report shall not constitute an offer to sell or a solicitation of an offer to buy any shares of our common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing summary of the material terms of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits to this report, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is incorporated by reference into this Item 3.02.

In the Purchase Agreement, Lincoln Park represented to the Company, among other things, that it is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock that were issued and may be issued to Lincoln Park under the Purchase Agreement were not and will not be registered under the Securities Act or qualified under any state securities laws. Such shares were issued and will be issued in reliance upon an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements relating to the potential purchases of shares of common stock by Lincoln Park under the Purchase Agreement. To the extent that statements contained in this report are not descriptions of historical facts, they are forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including, without limitation, the risks and uncertainties inherent in the research and development and regulatory approval processes for the Company’s product candidates and related to the volatility of the stock market in general and the common stock in particular, and continued listing of the common stock on the Nasdaq Capital Market. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in the forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s annual report on Form 10-K filed with the SEC on March 27, 2025, as amended by Form 10-K/A filed with the SEC on April 23, 2025, and its current and future periodic reports filed with the SEC. You are urged to consider these factors carefully in evaluating the forward-looking statements in this report and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, The Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated April 25, 2025, by and between SeaStar Medical Holding Corporation and Lincoln Park Capital Fund, LLC
10.2	Registration Rights Agreement, dated April 25, 2025, by and between SeaStar Medical Holding Corporation and Lincoln Park Capital Fund, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation
		By:	/s/ Eric Schlorff
Date:	April 25, 2025	Name:	Eric Schlorff
		Title:	Chief Executive Officer